UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2004

TECHNICAL OLYMPIC USA, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-23677 (Commission File Number)	76-0460831 (IRS Employer Identification Number)

4000 Hollywood Blvd., Suite 500-N Hollywood, Florida (Address of principal executive offices)		33021 (Zipcode)

Registrant’s telephone number, including area code: (954) 364-4000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     Stock Split

     A copy of a press release issued by Technical Olympic USA, Inc. (the “Company”) on April 27, 2004 announcing the declaration of a three-for-two stock split, which will be effected in the form of a 50% stock dividend to shareholders of record at the close of business on May 14, 2004, is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

     Appointment of Officers and Election of Directors

     On April 27, 2004, the Company announced that its Board of Directors has named David J. Keller as Senior Vice President, Chief Financial Officer, and Treasurer of the Company effective May 1, 2004. Tommy L. McAden, who has served as Vice President and Chief Financial Officer of the Company since June 2002, will be named Senior Vice President—Strategy and Operations of the Company and Executive Vice President—Operations of TOUSA Homes, a subsidiary of the Company.

     The Company also announced that its Board of Directors has elected Andreas Stengos, a member of the Board since 1999, as Chairman of the Executive Committee of the Board replacing George Stengos, and has named George Stengos, also a member of the Board since 1999, as Executive Vice President of the Company. Mr. Stengos will be replacing Yannis Delikanakis, a former member of the Board and Executive Vice President since 2003, who chose not to stand for re-election to the Board but will continue to provide advisory services to the Company. Marianna Stengou was elected to replace Mr. Delikanakis on the Board.

     A copy of a press release issued by Technical Olympic USA, Inc. on April 27, 2004 announcing these appointments and elections, is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

     Not applicable

(b) Pro Forma Financial Information

     Not applicable

(c) Exhibits.

     99.1 Press Release, dated April 27, 2004, of Technical Olympic USA, Inc.

     99.2 Press Release, dated April 27, 2004, of Technical Olympic USA, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Technical Olympic USA, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNICAL OLYMPIC USA, INC.
Date: April 28, 2004	By: /s/ Randy L. Kotler Randy L. Kotler Chief Accounting Officer

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INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press Release dated April 27, 2004 of Technical Olympic USA, Inc.

99.2	Press Release dated April 27, 2004 of Technical Olympic USA, Inc.

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